[McDONALD CARANO WILSON LLP
                                   LETTERHEAD]

                                                               February 22, 2005



Board of Directors
MSGI Security Solutions, Inc.
575 Madison Avenue
New York, New York  10022

         Re:      Registration Statement/Form S-3

Ladies and Gentlemen:

         At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 777,101 shares (the "Shares") of $.01 par value common stock (the "Common Stock") of MSGI Security Solutions, Inc. (the "Company") consisting of:

         250,000 shares of the Company's common stock previously issued to accredited investors in a private placement, which closed in April, May, July 2004;

         209,677 shares of the Company's common stock previously issued to accredited investors in a private placement, which closed in December 2004;

         Up to 267,424 shares of the Company's common stock issuable to accredited investors upon conversion of warrants issued by the Company to accredited investors in private placements in April, May, July and December 2004 pursuant to subscription agreements; and

         50,000 shares of the Company's common stock previously issued to certain placement agents and Innalogic LLC, which were subsequently distributed to the original members of Innalogic LLC in connection with the purchase of a 51% interest in Innalogic LLC on August 19, 2004.

         As your Nevada counsel in connection with the Registration Statement, we have examined the proceedings taken by you in connection with the respective grants and the authorization of the issuance of the Shares, and such documents as we have deemed necessary to render this opinion. For the purpose of the opinion rendered below, we have assumed that in connection with the issuance of the Shares, the Company will receive consideration in an amount not less than the aggregate par value of the Shares covered by each such issuance.

         Based upon and subject to the foregoing, it is our opinion that the Shares, when issued and outstanding pursuant to the terms of the Agreements, will be legally issued, fully paid, and non-assessable Common Stock.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement and any amendments thereto.

                                                     Sincerely,




                           McDONALD CARANO WILSON LLP